UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): November 29, 2006

                           ELECTRONIC GAME CARD, INC.

               (Exact Name of Registrant as Specified in Charter)

           Nevada                      0-25853               87-0570975
(State or Other Jurisdiction         (Commission           (IRS Employer
     of Incorporation)              File Number)        Identification No.)

                712 Fifth Avenue, 19th Floor, New York, NY 10019
              (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (646) 723-8936

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On November 29, 2006, the Company obtained consent from the required majority in interest of investors to various steps to resolve certain issues arising from unanticipated delays in performance of registration obligations in connection with a previously completed private placement of Convertible Promissory Notes and Warrants (the "Offering"). In that Offering, made pursuant to the Securities Purchase Agreement dated as of March 15, 2005 (the "Purchase Agreement"), the Company sold unsecured Convertible Promissory Notes (the "Notes") that would be converted (upon effectiveness of certain actions by the Company's shareholders) into shares of Series A Convertible Preferred Stock (the "Preferred Stock"). That Preferred Stock is convertible into shares of common stock of the Company, par value $0.001 per share (the `Common Stock"). The Company also issued warrants to those investors to purchase Common Stock. The Forms of the Purchase Agreement, Registration Rights Agreement, Investor Note, Investor Warrant and Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Shares are Exhibits 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, to the Current Report on Form 8-K filed by the Company on March 31, 2005 and are specifically incorporated herein by reference. The agreement with the required majority in interest was effected by letter agreements with the required majority in interest of investors, which letter agreement was dated November 23, 2006 (the "Investor Agreement"), which is filed as Exhibit 10.10to the Current Report on Form 8-K and specifically incorporated herein by reference.

Pursuant to the Investor Agreement, the Company and the investors agreed to amend the Registration Rights Agreement to provide that the Company would issue an aggregate of 13,593,725 shares of its Common Stock as additional penalty shares pursuant to the Registration Rights Agreement, individual investors in the Offering to receive a portion of such additional penalty shares in proportion to their respective investments in the Offering. It was agreed that these penalty shares will be issued in lieu of any Non-Registration Statement Penalty Payments (as defined in the Registration Rights Agreement) that may have accrued through the date of the Investor Agreement and any other claims. Concurrently, the Company will reduce the exercise price of the Warrants issued to investors in the Offering from $1.85 per share to $0.50 per share.

As a result of the issuance of the issuance of the additional penalty shares and the reduction of the exercise price of the Warrants, the antidilution provisions of the Preferred Stock will automatically adjust the price at which the Preferred Stock now converts into Common Stock downwards from $1.50 per share to $1.01 per share of Common Stock to be acquired on conversion.

The Company and the investors agreed to certain related revisions to the Registration Rights Agreement in order to effectuate this agreement. The date upon which the Company obtained consent from the required majority in interest of investors in the Offering, November 29, 2006, will be deemed the "Commencement Date" for the purposes of the Registration Rights Agreement and the Company's obligations to proceed with its registration obligations under the Registration Rights Agreement. The deadline to file a registration statement, as required by the Registration Rights Agreement, covering the "registrable securities," as defined therein, is reduced to ten (10) business days following such Commencement Date. The "Effectiveness Date" by which such a registration statement shall be required to become effective will be reduced to forty-five
(45) business days following the Commencement Date. The penalty shares will be registrable securities and entitled to the same registration rights as the other registrable securities covered by the Registration Rights Agreement.

In addition, the Company contractually covenanted in the Investor Agreement, subject to the approval by a majority in interest of the holders of the Preferred Stock (the "Preferred Consent"), to repurchase all shares of Preferred Stock owned of record on March 15, 2010 by each investor in the Offering but only, with respect to any individual investor, upon receipt of a required written notice from that investor prior thereto. The repurchase price per share of Preferred Stock, payable in cash within five (5) business days after the Company receives such written notice will be equal to the Liquidation Amount (as defined by the Certificate of Designations) thereof plus all accrued and unpaid dividends thereon. The consent of the required majority in interest of the Noteholders evidenced by the Investor Agreement shall constitute the consent of the required majority in interest of holders of the Preferred Stock upon conversion of the Notes into the Preferred Stock as discussed in the next succeeding paragraph.

In connection with the Preferred Stock, the Company also covenanted in the Investor Agreement to file within ten (10 business days with the Secretary of State of the State of Nevada the previously prepared and approved certificate of amendment authorizing the Preferred Stock. That amendment was previously authorized by the Company's shareholders. Upon Upon filing the certificate, the Notes will automatically convert into Preferred Stock.

In the Investor Agreement, the Company projected revenue and net income results for the next 6 (six) quarters. Those projections are set forth in the Investor Agreement which is filed as Exhibit 10.10 to the Current Report on Form 8-K and specifically incorporated herein by reference.
These projections are not guarantees of future performance and actual results may differ materially. The Company undertakes no obligation to update publicly any forward-looking statements. The Company also stated in the Investor Agreement that the Board of Directors has determined that. under existing conditions, if certain conditions are not met it will be in the best interest of the shareholders of the Company to seek a sale of the Company (taking into account the repurchase obligations described below) and the Company will instruct its investment bankers to find a buyer for the Company. Specifically, those conditions are if the actual net income results of the Company are either
(x) 20% or more below the quarterly net income projections referred to above for two consecutive quarters, or (y) 20% or more below the aggregate quarterly net income projections referred to above over any consecutive four quarter period.

Subject to the receipt of the Preferred Consent, the Company also contractually agreed in the Investor Agreement that, in the event that (i) either of the specified conditions requiring sale of the Company should occur and (ii) the Company shall not be sold within the period (the "Sale Period") of one hundred eighty (180) days following the occurrence of either condition, then the Company shall repurchase all shares of Preferred Stock from shareholders of record. That repurchase will be made only if, prior to such repurchase, the shareholder of record has delivered written notice to the Company requesting the repurchase and specifying the date after the Sale Period on which the Company shall repurchase such shares. The repurchase price per share of Preferred Stock, payable in cash within five (5) business days after the Company receives written notice, will be equal to the Liquidation Amount (as defined by the Certificate of Designations) thereof plus all accrued and unpaid dividends thereon.

The foregoing summarizes terms and conditions of the Investor Agreement and is qualified in its entirety by Exhibit 10.10 to the Current Report on Form 8-K, which is filed herein and incorporated reference.

Item 3.02 Unregistered Sales of Equity Securities.

 (a) The Company will issue an aggregate of [TK] Common Stock as penalty shares to all holders of Convertible Promissory Notesas described in response to Item
1.01 (a) of this Current Report on Form 8K.

(c) The terms by which the Company will issue Common Stock pursuant to the Investor Agreement are as set forth in response to Item 1.01 of this Current Report on Form 8-K and Exhibit 10.10 herein.

(d) The issuance of shares of Common Stock as additional penalty shares by the Company is made in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the "Act"), including Section 4(2) of the Act and/or Rule 506 under Regulation D promulgated pursuant to the Act.

(e) The Preferred Stock will convert into Common Stock at $1.01 per share, subject to adjustment. The adjusted exercise price of the Warrants is $0.50 per share.

As a result of the issuance of penalty shares and the reduction of the exercise price of the Warrants, the price at which the Preferred Stock converts into Common Stock will automatically be adjusted downwards from $1.50 per share to $1.01 per share of Common Stock to be acquired on conversion.

Item 7.01 Regulation FD Disclosure.

In the Investor Agreement, the Company projected revenue and net income results for the next 6 (six) quarters. Those projections are set forth in the Investor Agreement which is filed as Exhibit 10.10 to the Current Report on Form 8-K and specifically incorporated herein by reference.
These projections are not guarantees of future performance and actual results may differ materially. The Company undertakes no obligation to update publicly any forward-looking statements.

Item 9.01 Exhibits.

(c) Exhibits.

The following exhibits are filed with this report: 10.10 Form of Investor Agreement dated November 23, 2006

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Electronic Game Card, Inc.

                                              By:  /s/ Lee Cole
                                                   Lee Cole
                                              Acting Chief Executive Officer
Date: December 1, 2006

                                  EXHIBIT INDEX

Exhibit                    Description
-------                    -----------
10.10                      Form of Investor Agreement dated November 23, 2006